EXHIBIT C

July 14, 2004

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:	Federative Republic of Brazil

Registration Statement No. 333-106275

Ladies and Gentlemen:

I, a duly authorized Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed the above-referenced Registration Statement (the “Registration Statement”), including the Prospectus, the Prospectus Supplement dated July 7, 2004 constituting a part thereof, the Fiscal Agency Agreement dated as of November 1, 1996 between Brazil and JPMorgan Chase Bank, including the form of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003, Amendment No. 2 dated as of March 30, 2004, and Amendment No. 3 dated as of June 28, 2004 (the “Fiscal Agency Agreement”), previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement, and the Underwriting Agreement dated July 7, 2004 (the “Underwriting Agreement”) among Brazil, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (together, the “Underwriters”), pursuant to which Brazil proposes to issue its 10.5% Global Bonds due 2014 (the “Global Bonds”).

The issuance of the Global Bonds has been authorized pursuant to Resolution No. 57 dated November 10, 1995 of the Federal Senate of Brazil, as amended by Resolution No. 51 dated June 10, 1997 of the Federal Senate of Brazil, Resolution No. 23 dated June 29, 1999 of the Federal Senate of Brazil, Resolution No. 74 dated December 19, 2000 of the Federal Senate of Brazil, and Resolution No. 34 dated June 28, 2002 of the Federal Senate of Brazil.

It is my opinion that the Global Bonds have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement and delivered pursuant to the Underwriting Agreement, the Prospectus (including, without limitation, the Prospectus Supplement) and any amendment or supplement thereto, the Global Bonds will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

Ministry of Finance

July 14, 2004

I hereby consent to the filing of this opinion as Exhibit C to Amendment No. 1 to the Annual Report of Brazil on Form 18-K/A for the fiscal year ended December 31, 2003. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Rodrigo Pirajá Wienskoski
Rodrigo Pirajá Wienskoski
Deputy Attorney General of the National Treasury of Brazil